Exhibit 99.1

U.S. INDUSTRIES, INC.

Phillips Point - West Tower

777 South Flagler Drive - Suite 1108

West Palm Beach, FL  33401

August 13, 2002

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.  This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the “Report) accompanying this letter.

David H. Clarke, the Chief Executive Officer and Allan D. Weingarten, the Chief Financial Officer of U. S. Industries, Inc., each certifies that, to the best of my knowledge:

1.                                       such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of U. S. Industries, Inc.

/s/ David H. Clarke
David H Clarke
Chairman and Chief Executive Officer

/s/ Allan D. Weingarten
Allan D. Weingarten
Senior Vice President and Chief Financial Officer